BLANCHARD FLEXIBLE INCOME FUND


                        PROXY FOR THE MEETING OF SHAREHOLDERS
                            TO BE HELD ON FEBRUARY 20, 1998




         The undersigned, revoking all Proxies heretofore given, hereby appoints , and or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Blanchard Flexible Income Fund ("Flexible Income") that the undersigned is entitled to vote at the special meeting of shareholders of Flexible Income to be held at 2:00 p.m. on Friday, February 20, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, Boston, Massachusetts 02116, and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Strategic Income Fund, a series of Evergreen Fixed Income Trust, will (i) acquire all of the assets of Flexible Income in exchange for shares of Evergreen Strategic Income Fund; and (ii) assume certain identified liabilities of Flexible Income, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                  ---- AGAINST                          ---- ABSTAIN

         2. To approve the proposed Interim Management Contract with Virtus Capital Management, Inc.


---- FOR                  ---- AGAINST                          ---- ABSTAIN

         3.       To approve the proposed Interim Sub-Advisory
Agreement between Virtus Capital Management, Inc. and
OFFITBANK.


---- FOR                 ---- AGAINST                          ---- ABSTAIN

         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.


---- FOR                 ---- AGAINST                          ---- ABSTAIN


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                              PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                                              OF BLANCHARD FUNDS

                                   THE BOARD OF TRUSTEES OF BLANCHARD FUNDS
                                     RECOMMENDS A VOTE FOR THE PROPOSALS.

                           THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.




                                    NOTE:  PLEASE SIGN EXACTLY AS YOUR
                                    NAME(S) APPEAR ON THIS CARD.

                                    Dated:                 , 1998

                                    Signature(s):

                                    Signature (of joint owner, if any):

NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy.
Please sign, date and return.


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